UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2024, Lucy To, 38, was appointed Chief Financial Officer of SAB Biotherapeutics, Inc., a Delaware corporation (“SAB BIO” or the “Company”), with a start date of August 12, 2024.

Ms. To brings over 18 years of investment banking and strategic operational expertise to SAB BIO and will lead corporate finance, corporate strategy and approach to broader strategic business relationships at the Company. Prior to joining SAB BIO, she was a Managing Director in the Healthcare Investment Banking Group at Wells Fargo from October 2020 to June 2024, where she advised biopharmaceutical companies on financing and strategic transactions. Her career experience includes additional investment banking and operational experience at Deutsche Bank, where she was a director in healthcare investment banking from July 2017 to October 2020, Intercept Pharmaceuticals, Citigroup, and Cowen. Her transaction experience includes M&A, IPOs and other equity and debt financings in the healthcare sector with an aggregate transaction value in excess of $50 billion. She received a B.A. in finance from Southern Methodist University.

In connection with Ms. To’s appointment, Ms. To and the Company entered into an employment agreement dated July 26, 2024 (the “Employment Agreement”), providing for (i) an annual base salary of $475,000; (ii) a one-time deferred signing bonus in the amount of $125,000, subject to certain conditions; (iii) eligibility to participate in the Company's annual discretionary bonus plan for executives, with the potential to earn a cash bonus of up to forty (45%) percent of Ms. To’s base salary; (iv) eligibility to participate in the Company’s benefit plans; (v) reimbursement for reasonable out-of-pocket expenses; and (vi) options to acquire 125,000 shares of the Company’s common stock, par value $0.0001 per share (the “Options”) subject to a four-year vesting schedule with 25% of the Options vesting on the one-year anniversary date from Ms. To’s start date, and the remaining 75% vesting on a monthly basis thereafter in thirty-six equal installments. The Employment Agreement subjects Ms. To to standard restrictive covenants for agreements of its type, including non-competition and non-solicitation.

There are no arrangements or understandings between Ms. To and any other persons pursuant to which Ms. To was selected as Chief Financial Officer. There are no family relationships between Ms. To and the directors, nor between Ms. To and any executive officer, of the Company. There is no related transaction that would be required to be disclosed with respect to Ms. To pursuant to Item 404(a) of Regulation S‑K.

The above description of the Employment Agreement is a summary only and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with Ms. To’s appointment, Mark Conley, who has been serving as Interim Chief Financial Officer since June 4, 2024, will reassume his prior position as the Company’s Vice President of Finance.

Item 7.01 Regulation FD Disclosure.

On July 31, 2024, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Ms. To. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between SAB Biotherapeutics, Inc. and Lucy To dated July 26, 2024
99.1	Press Release of the Company, dated July 31, 2024
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	July 31, 2024	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer